SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

CVR ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II L.P.
ICAHN PARTNERS MASTER FUND III L.P.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
ICAHN CAPITAL L.P.
IPH GP LLC
ICAHN ENTERPRISES HOLDINGS L.P.
ICAHN ENTERPRISES G.P. INC.
BECKTON CORP.
CARL C. ICAHN
BOB G. ALEXANDER
 SUNGHWAN CHO
 GEORGE W. HEBARD III
 VINCENT J. INTRIERI
 SAMUEL MERKSAMER
 STEPHEN MONGILLO
 DANIEL A. NINIVAGGI
 JAMES M. STROCK
 GLENN R. ZANDER
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[PRELIMINARY PROXY MATERIALS, SUBJECT TO COMPLETION]
2012 ANNUAL MEETING OF SHAREHOLDERS

OF

CVR ENERGY, INC.

___________________

PROXY STATEMENT

DATED [__________], 2012

OF

ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II L.P.
ICAHN PARTNERS MASTER FUND III L.P.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
ICAHN CAPITAL L.P.
IPH GP LLC
ICAHN ENTERPRISES HOLDINGS L.P.
ICAHN ENTERPRISES G.P. INC.
BECKTON CORP.
CARL C. ICAHN
BOB G. ALEXANDER
 SUNGHWAN CHO
 GEORGE W. HEBARD III
 VINCENT J. INTRIERI
 SAMUEL MERKSAMER
 STEPHEN MONGILLO
 DANIEL A. NINIVAGGI
 JAMES M. STROCK
 GLENN R. ZANDER
___________________

To Our Fellow CVR Stockholders:

This Proxy Statement and the accompanying GOLD proxy card are being furnished to Stockholders (“Stockholders”) of CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479 (“CVR,” the “Corporation” or the “Company”) in connection with the solicitation of proxies by Carl C. Icahn and the Participants (as hereinafter defined), to be used at the 2012 Annual Meeting (the “Annual Meeting”) of Stockholders of CVR Energy, Inc. which is scheduled to be held at [_____________], on [_________] 2012, at [_____] a.m. (Central Time), and at any adjournments, postponements or continuations thereof. This Proxy Statement and the GOLD proxy card are first being furnished to Stockholders on or about [___________], 2012.

This Proxy Statement, as well as other proxy materials to be distributed by the Participants (as hereinafter defined), are available free of charge online at www.dfking.com/cvr.

Proposal 1 – Election of Directors

At the Annual Meeting, the Participants will seek to elect to the Board of Directors (“Board”) of CVR Energy, Inc. the following persons (each a “Nominee” and collectively, the “Nominees”):

BOB G. ALEXANDER
 SUNGHWAN CHO
 GEORGE W. HEBARD III
 VINCENT J. INTRIERI
 SAMUEL MERKSAMER
 STEPHEN MONGILLO
 DANIEL A. NINIVAGGI
 JAMES M. STROCK
 GLENN R. ZANDER

                               The Participants (as hereinafter defined) believe that the Nominees have impressive qualifications and that their experience would be extremely beneficial to CVR and, therefore, its shareholders. Mr. Alexander has extensive experience as an executive officer in the oil and gas services industry, as well as experience serving as a director of other public companies, which would allow him to bring important insights into board oversight and corporate governance matters. Mr. Cho would be a valuable addition to the Board due to his deep understanding of finance and risk obtained from his past experience, including his position as an investment banker at Salomon Smith Barney. Mr. Hebard has a strong record as a sophisticated investor and has a broad understanding of the operational, financial and strategic issues facing public and private companies. Mr. Intrieri has significant experience as a director of various companies which enables him to understand the complex business and financial issues that a company may face. Mr. Merksamer has a strong record as a financial analyst and has served on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies. Mr. Mongillo has over 25 years of experience in the financial industry and has a strong understanding of the complex business and financial issues encountered by large complex companies. Mr. Ninivaggi has a strong background in operations and management having served in various executive roles and having served on a number of public and private boards, including Motorola Mobility and CIT Group. Mr. Strock has extensive business and public service experience which enable him to assist boards in meeting their responsibilities in various functions. Mr. Zander has a substantial operational background, having served as chief executive officer and chief financial officer and other executive positions.

Each of our Nominees has consented to being named in this Proxy Statement, including as a nominee, and to serve as a director of the Corporation if so elected.

Proposal 4 – Repeal of New Bylaws Adverse to the Interests of Stockholders

The Participants also reserve the right to seek to adopt a resolution at the Annual Meeting (the “Repeal of New Bylaws Adverse to the Interests of Stockholders”) that would repeal any provisions of the Bylaws in effect at the time of the Annual Meeting that were not included in the Bylaws in effect as of July 14, 2011, as publicly filed with the Securities and Exchange Commission on July 20, 2011, that appear to be adverse to the interests of the Company’s stockholders.

The Record Holder is not aware of any such provision of the Bylaws that has become effective, but it is possible that between July 20, 2011 and prior to the adoption of this resolution such a provision could become effective.

The following is the text of the proposed resolution:

“RESOLVED, that any provision of the by-laws of CVR Energy, Inc. as of the effectiveness of this resolution that was not included in the Amended and Restated By-Laws of CVR Energy, Inc., effective as of July 14, 2011, as publicly filed with the Securities and Exchange Commission on July 20, 2011, be and hereby is repealed.”

The Participants are reserving the right to bring Proposal 4 for consideration at the Annual Meeting because the Participants believe that amendments to the Bylaws that have not been publically disclosed prior to the date of the Record Holder’s notice to the Company of its intent to nominate directors should not impede or frustrate the effectiveness of our nomination of the Nominees, negatively impact our ability to solicit and/or obtain proxies from stockholders, undermine the will of stockholders expressed in those proxies, modify CVR’s corporate governance regime, or frustrate the ability of the Record Holder or other stockholders to otherwise exercise freely their rights as stockholders of a Delaware corporation.

THE PARTICIPANTS URGE YOU TO VOTE THE GOLD PROXY CARD (I) FOR BOB G. ALEXANDER, SUNGHWAN CHO, GEORGE W. HEBARD III, VINCENT J. INTRIERI, SAMUEL MERKSAMER, STEPHEN MONGILLO, DANIEL A. NINIVAGGI, JAMES M. STROCK AND GLENN R. ZANDER, AS DIRECTORS, AND (II) FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS.

The Nominees and each of the other Participants have no interest in CVR other than: (i) through the beneficial ownership (if any) of shares of Common Stock, par value $0.01 per share, of CVR Energy, Inc. (the “Common Stock”) or other securities (if any) of CVR, as disclosed herein, including the Annexes hereto; (ii) in the case of each of Messrs. Alexander, Mongillo, Strock and Zander, pursuant to an agreement in which certain affiliates of Carl C. Icahn have agreed to pay each of them $25,000 and to indemnify each of them with respect to certain costs incurred by each such Nominee in connection with the proxy contest relating to the Annual Meeting (the “Nominee Agreement”); (iii) in the case of Mr. Intrieri, indirectly through an investment in Icahn Partners LP; and (iv) in the case of Mr. Ninivaggi, indirectly through certain options to purchase depositary units of Icahn Enterprises L.P.

BOB G. ALEXANDER, SUNGHWAN CHO, GEORGE W. HEBARD III, VINCENT J. INTRIERI, SAMUEL MERKSAMER, STEPHEN MONGILLO, DANIEL A. NINIVAGGI, JAMES M. STROCK AND GLENN R. ZANDER ARE COMMITTED TO ACTING IN THE BEST INTEREST OF ALL SHAREHOLDERS OF CVR. THE PARTICIPANTS URGE YOU TO VOTE YOUR GOLD PROXY CARD (I) FOR BOB G. ALEXANDER, SUNGHWAN CHO, GEORGE W. HEBARD III, VINCENT J. INTRIERI, SAMUEL MERKSAMER, STEPHEN MONGILLO, DANIEL A. NINIVAGGI, JAMES M. STROCK AND GLENN R. ZANDER, AS DIRECTORS, AND (II) FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS.

IMPORTANT

According to CVR’s Proxy Statement, the By-laws and applicable law, the [nine] nominees for director receiving the highest number of votes FOR election will be elected as directors at a meeting at which a quorum is present in person or represented by proxy. The adoption of a stockholder resolution requires the affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. As a result, your vote is extremely important. We urge you to mark, sign, date, and return the enclosed GOLD proxy card to vote FOR the election of each Nominee and FOR Proposal 4.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY CVR. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EXECUTING A VOTE VIA INTERNET OR TELEPHONE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "VOTING PROCEDURES" AND "PROXY PROCEDURES" BELOW.

If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote the shares of Common Stock in its name at the meeting. Contact D.F. King & Co., Inc. at the number shown in this Proxy Statement for assistance or if you have any questions.

IEP Energy LLC (an affiliate of certain of the Participants) has commenced an offer to purchase for cash all of the issued and outstanding shares of common stock of CVR at a price of $30.00 per Share, without interest and less any required withholding taxes, if any, plus one non-transferable contingent cash payment right for each Share, which represents the contractual right to receive an additional cash payment per Share if a definitive agreement for the sale of the Company is executed within fifteen months following the expiration date of the offer and such transaction closes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 23, 2012 (together with any amendments and supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”). For a complete description of the terms of the Offer, including conditions of the Offer and certain federal income tax consequences of the Offer, please see the Offer to Purchase. THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF CVR SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.
Stockholders call toll-free: (800) 347-4750
Banks and Brokers call collect: (212) 269-5550

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge online at www.dfking.com/cvr.

Only holders of record of CVR’s Common Stock on March 30, 2012 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting and any adjournments or postponements thereof. According to the proxy statement of CVR filed with the Securities and Exchange Commission (“CVR’s Proxy Statement”) for the Annual Meeting, as of the Record Date, the Company had outstanding [____________] shares of Common Stock. Stockholders of record on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock of CVR held on the Record Date.

As of the Record Date, the Participants and their affiliates beneficially owned an aggregate of 12,584,227 shares of Common Stock, representing approximately [____]% of the outstanding shares of Common Stock. The Participants and their affiliates intend to vote such shares of Common Stock FOR the election of the Nominees and FOR Proposal 4.

VOTE FOR THE NOMINEES AND FOR PROPOSAL 4 BY USING THE ENCLOSED GOLD PROXY. PLEASE VOTE TODAY – BY TELEPHONE, BY INTERNET, OR BY MARKING, SIGNING, DATING AND RETURNING THE GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU.

Participants in Solicitation of Proxies

In addition to the Nominees (who are Bob G. Alexander, Sunghwan Cho, George W. Hebard III, Vincent J. Intrieri, Samuel Merksamer, Stephen Mongillo, Daniel A. Ninivaggi, James M. Strock And Glenn R. Zander), the participants in the solicitation of proxies (the “Participants”) from Stockholders of CVR Energy, Inc. include the following: Carl C. Icahn, a citizen of the United States, High River Limited Partnership, a Delaware limited partnership (“High River”), Hopper Investments LLC, a Delaware limited liability company (“Hopper”), Barberry Corp., a Delaware corporation (“Barberry”), Icahn Partners LP, a Delaware limited partnership (“Icahn Partners”), Icahn Partners Master Fund LP, a Cayman Islands limited partnership (“Icahn Master”), Icahn Partners Master Fund II L.P., a Cayman Islands limited partnership (“Icahn Master II”), Icahn Partners Master Fund III L.P., a Cayman Islands limited partnership (“Icahn Master III”), Beckton Corp., a Delaware corporation (“Beckton”), Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”), Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”), IPH GP LLC, a Delaware limited liability company (“IPH”), Icahn Capital LP, a Delaware limited partnership (“Icahn Capital”), Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”) and Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”).

Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III and High River (collectively, the “Icahn Parties”), are entities controlled by Mr. Carl C. Icahn. Each of Messrs. Cho, Hebard, Intrieri, Merksamer and Ninivaggi is employed by an entity affiliated with Carl Icahn who will participate in soliciting proxies from CVR’s Stockholders. From time to time, Messrs. Cho, Hebard, Intrieri, Merksamer and Ninivaggi may serve on the boards of directors of entities in which Carl Icahn and/or his affiliates have an interest but do not control. In such situations Messrs. Cho, Hebard, Intrieri, Merksamer and Ninivaggi may receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like). Except as described herein, none of Messrs. Alexander, Cho, Hebard, Intrieri, Merksamer, Mongillo, Ninivaggi, Strock or Zander beneficially owns any interest in securities of CVR and none of Messrs. Alexander, Cho, Hebard, Intrieri, Merksamer, Mongillo, Ninivaggi, Strock or Zander will receive any special compensation in connection with such solicitation of proxies from CVR’s Stockholders.

Annex A attached hereto sets forth, as to the Nominees and the other Participants, all transactions in securities of CVR effected during the past two years and their beneficial ownership of securities of CVR.

With respect to each Participant (including the Nominees), except as set forth herein or in any of the Annexes attached hereto, (i) such Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of CVR, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Participant nor any of such Participant’s associates have any arrangement or understanding with any person with respect to (A) any future employment by CVR or its affiliates or (B) any future transactions to which CVR or any of its affiliates will or may be a party.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Article II, Section 10 of CVR’s Amended and Restated By-Laws (the “Bylaws”) provides: “For nominations or other business to be properly brought before an annual meeting by a stockholder (A) the stockholder must have given timely notice thereof in proper form in writing to the Secretary; (B) the subject matter thereof must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 10(a) is delivered to the Secretary and must be entitled to vote at the meeting.” On February 16, 2012, High River, a record holder of Common Stock, delivered timely notice in accordance with the foregoing and otherwise in accordance with the Company’s Bylaws, notifying CVR that High River intends to nominate and will seek to elect at the Annual Meeting – Bob G. Alexander, Sunghwan Cho, George W. Hebard III, Vincent J. Intrieri, Samuel Merksamer, Stephen Mongillo, Daniel A. Ninivaggi, James M. Strock and Glenn R. Zander (the “Nominees”), as members of the board of directors of CVR. Each Nominee, if elected, would serve a one-year term and hold office until the 2013 annual meeting of Shareholders and until a successor has been duly elected. Background information about each of the Nominees is set forth below and in the Annexes attached hereto.

If elected, the Nominees will constitute the entire board of directors of CVR, replacing the existing Board, and will alone be able to adopt resolutions.

IF THE NOMINEES ARE ELECTED, Mr. Icahn intends to ask the new board to consider taking one or more of the following actions, if and to the extent that such actions are consistent with the fiduciary duties owed by the board to all CVR shareholders:

•	Redeem the Poison Pill that was adopted by the Board on January 13, 2012; and

•	Commence a process to put the Company up for sale.

Mr. Icahn has an interest in the election of directors at the Annual Meeting indirectly through the beneficial ownership of securities, as further described in Annex A. Messrs. Alexander, Mongillo, Strock and Zander are each party to a Nominee Agreement, substantially in the form attached hereto as Annex B, pursuant to which Icahn Capital has agreed to pay certain fees to each of them and to indemnify each of them with respect to certain costs incurred by each such Nominee in connection with the proxy contest relating to the Annual Meeting. Except as disclosed in this Proxy Statement, including the Annexes attached hereto and as provided in the Nominee Agreement (which, among other things, provides for a payment to each of Messrs. Alexander, Mongillo, Strock and Zander of $25,000), none of the Nominees will receive any compensation from any of the Participants or any of their affiliates in connection with this proxy solicitation. Each of Messrs. Alexander, Mongillo, Strock and Zander has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement. Mr. Intrieri has an interest in the election of directors at the Annual Meeting indirectly through an investment in Icahn Partners LP. Mr. Ninivaggi has an interest in the election of directors at the Annual Meeting indirectly through certain options to purchase depositary units of Icahn Enterprises L.P.

In 2011, Icahn Enterprises Holdings LP, an affiliate of Mr. Icahn, paid Bob Alexander $60,000 for certain consulting services performed during 2009 and 2010. In 2012, Icahn Capital LP, an affiliate of Mr. Icahn, paid Mr. Mongillo $25,000 for serving on a slate of individuals that Mr. Icahn’s affiliates nominated for election as members of the board of directors of Commercial Metals Company. In 2011, Icahn Capital LP, an affiliate of Mr. Icahn, paid Glenn Zander $25,000 for serving on a slate of individuals that Mr. Icahn’s affiliates intended to nominate for election as members of the board of directors of The Clorox Company.

The Nominees would not be barred from being considered independent under the independence requirements of the New York Stock Exchange and the independence standards applicable to CVR under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

MR. BOB G. ALEXANDER, age 78

Mr. Alexander has served as a Director of TransAtlantic Petroleum Corp., an international Exploration and Production Company doing business in Turkey, Poland, Bulgaria and Romania, since June, 2010. Mr. Alexander, a founder of Alexander Energy Corporation, served as Chairman of the Board, President and Chief Executive Officer from 1980 to 1996. Alexander Energy merged with National Energy Group, Inc., an oil and gas property management company, in 1996 and Mr. Alexander served as President and Chief Executive Officer from 1998 to 2006. National Energy Group was previously indirectly controlled by Carl C. Icahn. From 1976 to 1980, Mr. Alexander served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corporation, both subsidiaries of Reserve Oil and Gas Company of Denver Colorado. Mr. Alexander also served on the board of Quest Resource Corporation from June to August 2008. Mr. Alexander has served on numerous committees with the Independent Petroleum Association of America, the Oklahoma Independent Petroleum Association and the State of Oklahoma Energy Commission. Mr. Alexander received a Bachelor of Science degree in Geological Engineering in 1959 from the University of Oklahoma.

Based upon Mr. Alexander's experience in the oil and gas services industry, as well as his experience serving as a director of other public companies, the Participants believe that Mr. Alexander has the requisite set of skills to serve as a Board member of CVR.

MR. SUNGHWAN CHO, age 37

Mr. Cho has been Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises L.P., an entity controlled by Carl C. Icahn, since October 2006, and Chief Financial Officer of Icahn Enterprises L.P. since March 16, 2012. From 2004 to 2006, Mr. Cho served as Director of Finance for Atari, Inc., a publisher of interactive entertainment products. From 1999 to 2002, Mr. Cho served as Director of Corporate Development and Director of Product Development at Talk America, a telecommunications provider to small business and residential customers. Previously, Mr. Cho was an investment banker at Salomon Smith Barney in New York and Tokyo. He is a director of Take-Two Interactive Software Inc, a publisher of interactive entertainment products; PSC Metals Inc., a metal recycling company; American Railcar Industries, Inc., a railcar manufacturing company; Viskase Companies, Inc., a meat casing company; WestPoint International, LLC, a home textiles manufacturer; and XO Communications, LLC, a competitive provider of telecom services. PSC Metals, American Railcar Industries, Viskase Companies, WestPoint International and XO Communications are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn also has an interest in Take-Two Interactive Software through the ownership of securities. Mr. Cho received a B.S. from Stanford University and an MBA from New York University, Stern School of Business.

Based upon Mr. Cho’s deep understanding of finance and risk obtained from his past experience, including his position as an investment banker at Salomon Smith Barney, the Participants believe that Mr. Cho has the requisite set of skills to serve as a Board member of CVR.

MR. GEORGE HEBARD, age 38

Since September 2011, George Hebard has been a Managing Director at Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. He provides investment management expertise on equity and debt investments across a range of industries. Prior to joining Mr. Icahn, from 2005 to 2011, Mr. Hebard served as a Managing Director at Blue Harbour Group, an investment firm in Greenwich, Connecticut. Prior to Blue Harbour Group, Mr. Hebard served as Managing Director at Ranger Partners from 2002 to 2003, and prior to Ranger Partners, Mr. Hebard was an Associate at Icahn Associates Corp., from 1998 to 2002. Mr. Hebard has an MBA from INSEAD and an A.B. in Economics from Princeton University.

Based upon Mr. Hebard’s strong record as a financial analyst who has a broad understanding of the operational, financial and strategic issues facing public and private companies, the Participants believe that Mr. Hebard has the requisite set of skills to serve as a Board member of CVR.

MR. VINCENT J. INTRIERI, age 55

Mr. Intrieri served as a Senior Managing Director of Icahn Capital Management L.P. from August 8, 2007 until December 31, 2007. From January 1, 2008 to September 30, 2011, Mr. Intrieri served as a Senior Managing Director of Icahn Capital L.P., the entity through which Carl C. Icahn managed third party investment funds and since October 1, 2011, Mr. Intrieri has served as Senior Vice President of Icahn Enterprises G.P. and Senior Managing Director of Icahn Capital L.P. Since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners, and Icahn Offshore, the general partner of Icahn Master, Icahn Master II and Icahn Master III. Mr. Intrieri has served as a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. since July 2006. From November 2005 to March 2011, Mr. Intrieri was a director of WestPoint International, Inc., a manufacturer and distributor of home fashion consumer products. Mr. Intrieri also serves on the board of directors of Federal−Mogul Corporation, a supplier of automotive products. Since December 2007, Mr. Intrieri has been chairman of the board and a director of PSC Metals, Inc. From December 2006 to June 2011, he was a director of National Energy Group, Inc. Since January 1, 2005, Mr. Intrieri has been Senior Managing Director of Icahn Associates Corp. and High River Limited Partnership, entities primarily engaged in the business of holding and investing in securities. From April 2005 through September 2008, Mr. Intrieri served as the President and Chief Executive Officer of Philip Services Corporation, an industrial services company. Since August 2005, Mr. Intrieri has served as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars. From March 2005 to December 2005, Mr. Intrieri was a Senior Vice President, the Treasurer and the Secretary of American Railcar Industries. Since April 2003, Mr. Intrieri has been chairman of the board of directors and a director of Viskase Companies, Inc., a producer of cellulosic and plastic casings used in preparing and packaging processed meat products. Since March 2011, Mr. Intrieri has served as a director of Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services. From November 2006 to November 2008, Mr. Intrieri served on the board of directors of Lear Corporation, a global supplier of automotive seating and electrical power management systems and components. From August 2008 through September 2009, Mr. Intrieri was a director of WCI Communities, Inc., a homebuilding company. Mr. Intrieri also serves on the board of directors of XO Holdings, LLC, a telecommunications company. Since January 4, 2011, Mr. Intrieri has been a director of Motorola Solutions, Inc., a provider of communication products and services. WestPoint International, Federal−Mogul, PSC Metals, National Energy, Philip Services, American Railcar Industries, Viskase Companies and XO Holdings each are or previously were, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn also has or previously had an interest in Dynegy, Lear, WCI and Motorola Solutions through the ownership of securities. Mr. Intrieri is a certified public accountant.

Based upon Mr. Intrieri’s significant experience as a director of various companies which enables him to understand the complex business and financial issues that a company may face, the Participants believe that Mr. Intrieri has the requisite set of skills to serve as a Board member of CVR.

MR. SAMUEL MERKSAMER, age 31

Mr. Merksamer has served as an investment analyst at Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., since May 2008. Mr. Merksamer is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Mr. Merksamer serves as a director of Dynegy Inc., Viskase Companies, Inc., American Railcar Industries Inc., PSC Metals Inc. and Federal-Mogul Corporation. Viskase Companies, PSC Metals, American Railcar Industries Inc. and Federal-Mogul are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn also has an interest in Dynegy Inc. through the ownership of securities. From 2003 until 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management, a hedge fund management company, where he focused on high yield and distressed investments. Mr. Merksamer received an A.B. in Economics from Cornell University in 2002.

Based upon Mr. Merksamer’s strong record as a financial analyst and his service on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies, the Participants believe that Mr. Merksamer has the requisite set of skills to serve as a Board member of CVR.

MR. STEPHEN MONGILLO, age 50

Mr. Mongillo is a private investor. From 2009 to 2011, Mr. Mongillo served as a director of American Railcar Industries, Inc. From January 2008 to January 2011, Mr. Mongillo served as a managing director of Icahn Capital LP, the entity through which Mr. Carl Icahn managed third party investment funds. From March 2009 to January 2011, Mr. Mongillo served as a director of WestPoint International Inc. Prior to joining Icahn Capital, Mr. Mongillo worked at Bear Stearns for 10 years, most recently as a senior managing director overseeing the leveraged finance group’s efforts in the healthcare, real estate, gaming, lodging, leisure, restaurant and education sectors. American Railcar Industries and WestPoint International are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Mongillo received a B.A. from Trinity College and an M.B.A from the Amos Tuck School of Business Administration at Dartmouth College.

Based upon Mr. Mongillo’s over 25 years of experience in the financial industry and his strong understanding of the complex business and financial issues encountered by large complex companies, the Participants believe that Mr. Mongillo has the requisite set of skills to serve as a Board member of CVR.

MR. DANIEL A. NINIVAGGI, age 47

Daniel A. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P. Inc., since April 5, 2010, as its Principal Executive Officer, or chief executive, since August 4, 2010, and as a director since March 13, 2012. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009. Lear Corporation filed for bankruptcy in July 2009. Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi also served as Of Counsel to Winston & Strawn LLP from July 2009 to March 2010. From December 2009 to May 2011, Mr. Ninivaggi has also served as a director of CIT Group Inc., a bank holding company. Mr. Ninivaggi also serves as a director of Federal−Mogul Corporation, a supplier of automotive products, and XO Holdings, LLC, a telecommunications company. Since December 2010, Mr. Ninivaggi has served as a director of Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions. Since January 6, 2011, Mr. Ninivaggi has also served as the Interim President and Interim Chief Executive Officer and a director of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts. Federal-Mogul, XO Holdings and Tropicana Entertainment are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn has or previously had interests in Lear, CIT Group and Motorola Mobility through the ownership of securities.

Based upon Mr. Ninivaggi’s strong background in operations and management having served in various executive roles and having served on a number of public and private boards, including Motorola Mobility and CIT Group, the Participants believe that Mr. Ninivaggi has the requisite set of skills to serve as a Board member of CVR.

MR. JAMES M. STROCK, age 55

James Strock has served in the public, private, and not-for-profit sectors, and the military. His company, Serve to Lead, Inc., established in 1997 (previously James Strock & Co.), serves clients in various sectors in the United States and in other nations. From 1991 to 1997, Mr. Strock served in Governor Pete Wilson’s cabinet as California’s founding Secretary for Environmental Protection. During this time he also served on the Intergovernmental Policy Advisory Committee to the U.S. Trade Representative. In 1989, President George H.W. Bush appointed, and the U.S. Senate confirmed, Mr. Strock to serve as Assistant Administrator for Enforcement (chief law enforcement officer) of the U.S. Environmental Protection Agency. Mr. Strock served as general counsel and acting director of the U.S. Office of Personnel Management (the federal government's human resources agency), member of the California State Personnel Board, counsel to the U.S. Senate Environment & Public Works Committee, and a lawyer in private practice. He is currently serving as co-chair of Arizona Governor Jan Brewer’s Solar Energy Advisory Task Force. He is a member of the Council on Foreign Relations and the Authors Guild. James Strock received training from the Harvard Negotiation Project, the American Arbitration Association and other professional groups, and has served on the neutrals rosters of state and federal courts. Mr. Strock has served on two corporate boards: Enova Systems (advanced electric, hybrid-electric and fuel cell drive systems; 2000-2004); and Thermatrix (flameless thermal oxidizer technologies, 1997-99). Thermatrix petitioned for bankruptcy reorganization in December 1999. Mr. Strock has served on several not-for-profit boards, including the Environmental Law Institute and the Theodore Roosevelt Association. Mr. Strock holds degrees from Harvard College (A.B., Phi Beta Kappa) and Harvard Law School (J.D.). He subsequently studied literature for a year at New College, Oxford, on a Rotary Scholarship. In 1985 he received the Ross Essay Prize of the American Bar Association. He served to captain in the USAR-JAGC.

Based upon Mr. Strock’s extensive business and public service experience which enable him to assist boards in meeting their responsibilities in various functions, the Participants believe that Mr. Strock has the requisite set of skills to serve as a Board member of CVR.

MR. GLENN R. ZANDER, age 65

Mr. Zander was the Chief Executive Officer, President and director of Aloha Airgroup, Inc., a privately owned passenger and cargo transportation airline, from 1994 to 2004. From 1990 to 1994, Mr. Zander served as Vice Chairman, Co-Chief Executive Officer and director of Trans World Airlines, an international airline. He also served as Chief Financial Officer of TWA within that period. During 1992 and 1993, Mr. Zander served as the Chief Restructuring Officer of TWA following its Chapter 11 bankruptcy in 1992 and its emergence therefrom in 1993. From 2004 to 2009, Mr. Zander served as a director of Centerplate, Inc., a provider of food/concession services at sports facilities and convention centers in the United States and Canada. TWA was formerly indirectly controlled by Carl C. Icahn.

Based upon Mr. Zander’s substantial operational background, having served as chief executive officer and chief financial officer and other executive positions, the Participants believe that Mr. Zander has the requisite set of skills to serve as a Board member of CVR.

WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF BOB G. ALEXANDER, SUNGHWAN CHO, GEORGE W. HEBARD III, VINCENT J. INTRIERI, SAMUEL MERKSAMER, STEPHEN MONGILLO, DANIEL A. NINIVAGGI, JAMES M. STROCK AND GLENN R. ZANDER, AS DIRECTORS, BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT OR BY USING THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD FOR THE ELECTION OF BOB G. ALEXANDER, SUNGHWAN CHO, GEORGE W. HEBARD III, VINCENT J. INTRIERI, SAMUEL MERKSAMER, STEPHEN MONGILLO, DANIEL A. NINIVAGGI, JAMES M. STROCK AND GLENN R. ZANDER, AS DIRECTORS.

PROPOSAL 4 –REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS

Article II, Section 10 of CVR’s Amended and Restated By-Laws (the “Bylaws”) provides: “For nominations or other business to be properly brought before an annual meeting by a stockholder (A) the stockholder must have given timely notice thereof in proper form in writing to the Secretary; (B) the subject matter thereof must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 10(a) is delivered to the Secretary and must be entitled to vote at the meeting.” On February 16, 2012, High River, a record holder of Common Stock, delivered timely notice in accordance with the foregoing and otherwise in accordance with the Company’s Bylaws, notifying CVR that High River reserves the right to seek to adopt a resolution (the “Repeal of New Bylaws Adverse to the Interests of Stockholders”) that would repeal any provisions of the Bylaws in effect at the time of the Annual Meeting that were not included in the Bylaws in effect as of July 14, 2011, as publicly filed with the Securities and Exchange Commission on July 20, 2011, that appear to be adverse to the interests of the Company’s stockholders.

The Record Holder is not aware of any such provision of the Bylaws that has become effective, but it is possible that between July 20, 2011 and prior to the adoption of this resolution such a provision could become effective.

The following is the text of the proposed resolution:

“RESOLVED, that any provision of the by-laws of CVR Energy, Inc. as of the effectiveness of this resolution that was not included in the Amended and Restated By-Laws of CVR Energy, Inc., effective as of July 14, 2011, as publicly filed with the Securities and Exchange Commission on July 20, 2011, be and hereby is repealed.”

If the Board does not effect any changes to the Amended and Restated By-Laws, effective as of July 14, 2011, as publicly filed with the Securities and Exchange Commission on July 20, 2011, that are adverse to the interests of the Company’s’s stockholders, the Record Holder will not make this Proposal 4 at the Annual Meeting and this Proposal 4 will have no effect. However, if the Board has made changes since July 14, 2011 that are adverse to the interests of the Company’s stockholders, this Proposal 4, if adopted, will restore the Bylaws to the July 14, 2011 version that became publicly available in filings by the Corporation with the SEC on July 20, 2011.

The Participants are not currently aware of any provisions or amendments of the bylaws that would be repealed by the adoption of this Proposal 4. However, it is possible that prior to the date of the 2012 Annual Meeting, the CVR Board will adopt provisions or amendments to the Bylaws which could impede or frustrate the effectiveness of our nomination of the Nominees, negatively impact our ability to solicit and/or obtain proxies from stockholders, undermine the will of stockholders expressed in those proxies, modify CVR’s corporate governance regime, or frustrate the ability of the Record Holder or other stockholders to otherwise exercise freely their rights as stockholders of a Delaware corporation.

Opponents of the Repeal of New Bylaws Adverse to the Interests of Stockholders may argue that it is in the best interests of the Stockholders to reject the proposal because it could have the effect of repealing one or more properly adopted bylaw amendments that the Board determined to be in the best interests of the Company and its Stockholders.

WE STRONGLY URGE YOU TO VOTE FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS, BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT OR BY USING THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

According to CVR’s Proxy Statement, CVR is soliciting proxies with respect to [two] other proposals. Please refer to CVR’s Proxy Statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals. These proposals are outlined below.

IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL OF THE SHARES OF COMMON STOCK REPRESENTED BY YOUR GOLD PROXY CARD FOR PROPOSAL 2 LISTED BELOW AND AGAINST PROPOSAL 3 LISTED BELOW.

PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

According to CVR’s Proxy Statement, the Company will also solicit proxies with respect to a proposal for Stockholders to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as CVR’s independent auditors for the fiscal year ending December 31, 2012. Please refer to CVR’s Proxy Statement for a discussion of Proposal 2. The Participants intend to vote, and recommend that you vote, FOR Proposal 2.

PROPOSAL 3 –ADVISORY VOTE ON EXECUTIVE COMPENSATION

According to CVR’s Proxy Statement, the Company will also solicit proxies with respect to a proposal for the Stockholders to approve, on an advisory, non-binding basis, the compensation of CVR’s Named Executive Officers. This advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote”. Please refer to CVR’s Proxy Statement for a discussion of Proposal 3. The Participants intend to vote, and recommend that you vote, AGAINST Proposal 3.

BACKGROUND OF THE SOLICITATION

On January 13, 2012, High River, Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III and certain of their affiliates, including Carl C. Icahn (collectively, the “Icahn Parties”) filed a Schedule 13D with the SEC disclosing an aggregate beneficial ownership of 12,584,227 Shares (including Shares underlying call options that were beneficially owned by the Icahn Parties at such time). The Icahn Parties stated that they had believed the Shares were undervalued. On January 12, 2012, the day before the Icahn Parties filed the initial Schedule 13D, the Shares closed at $22.25. The Icahn Parties also disclosed that they may have conversations with management of CVR to discuss its business and strategic alternatives. Shortly thereafter representatives of the Icahn Parties contacted representatives of CVR to arrange a meeting.

Later on January 13, 2012, CVR issued two press releases. The first press release contained the following statement: “We appreciate Mr. Icahn's interest in CVR Energy and his shared view that the company is a valuable investment opportunity," said Chief Executive Officer Jack Lipinski. "We welcome the views of all of our shareholders and routinely consider their thoughts on business and strategy as we pursue our common goal of increasing shareholder value." The second press release announced that the Board had adopted a poison pill with a 15 percent threshold.

On January 23, 2012, representatives of the Icahn Parties met with Jack Lipinski, Chief Executive Officer of the Company, and Frank Pici, Chief Financial Officer of the Company, in New York. At that meeting, the parties discussed a range of issues including their respective views of the business and the Company’s performance. In addition, representatives of the Icahn Parties discussed their objection to the Company’s poison pill that was adopted on January 13, 2012.

On February 7, 2012, the Icahn Parties amended their Schedule 13D to disclose that they had exercised all of their call options and that they beneficially owned 12,584,227 Shares.

On February 13, 2012, Carl C. Icahn and other representatives of the Icahn Parties spoke with Jack Lipinski, the Chairman, Chief Executive Officer, and President of the Issuer, and discussed the initiatives announced on February 13th by the Company. Representatives of the Icahn Parties stated that they believed that shareholders would be better served if the Company commenced a process to put itself up for sale, rather than pursue the limited initiatives announced by the Company. The Icahn Entities expressed their belief that there are three or four possible acquirers that could benefit greatly from the synergies that could be realized from a combination with the Company and that are better positioned to hedge currently high crack spreads. Mr. Lipinski stated that he would take the Icahn Parties’ suggestions under advisement and discuss them with his board of directors and advisors. On February 13, 2012, the Icahn Parties amended their Schedule 13D to disclose this discussion.

On February 16, 2012, Carl C. Icahn called Jack Lipinski to notify him that the Icahn Parties would be delivering a Notice of Nomination of Persons for Election to the Board of Directors and the Proposal of Other Business to be Transacted by the Stockholders at the 2012 Annual Meeting of Stockholders of CVR (the ”Nomination Notice”), but Mr. Lipinski did not return the call. On February 16, 2012, representatives of the Icahn Parties delivered the Nomination Notice to the Company. On February 16, 2012, the Icahn Parties amended their Schedule 13D to disclose that they had delivered the Nomination Notice, and included a copy of the Nomination Notice as an Exhibit to such amendment.

The Nomination Notice provided that the Icahn Parties intended to appear at the Company’s 2012 Annual Meeting of Stockholders or a special meeting of stockholders of the Company called for a similar person, in person or by proxy, to nominate and seek to elect Bob G. Alexander, SungHwan Cho, George W. Hebard III, Vincent J. Intrieri, Samuel Merksamer, Stephen Mongillo, Daniel A. Ninivaggi, James M. Strock and Glenn R. Zander, as members of the Board. In addition, the Nomination Notice also stated that the Icahn Parties reserved the right, if they discovered that the Board has effected any changes to the Company’s by-laws that appear to be adverse to the interests of CVR’s stockholders, to propose that stockholders adopt a resolution that would repeal such changes.

Also on February 16, 2012, Mr. Icahn issued a press release announcing that his affiliates intended to commence a tender offer for all Shares of the Company at $30 per share, plus a Contingent Value Right that would entitle tendering Shareholders to an additional payment, in cash, equal to the value that the Company is sold for in excess of $30 per share. Mr. Icahn also announced his intent to nominate a slate for all 9 directorships on the Board and reiterated his belief that the Company should be sold. On February 16, 2012, the Icahn Parties amended their Schedule 13D to include a copy of this press release.

Later on February 16, 2012, CVR issued a press release stating that the Board would review all of Mr. Icahn’s actions and respond as appropriate in due course.

On February 23, 2012, IEP Energy LLC and Icahn Enterprises Holdings LP filed a Schedule TO with the SEC commencing a tender offer for all Shares of the Company at $30 per Share, plus one non-transferable contingent cash payment right for each Share, which represented the contractual right to receive an additional cash payment per Share if a definitive agreement for the sale of the Company was executed within nine months following the expiration date of the offer and such transaction closes. As described below, the tender offer was subsequently amended to extend the duration of the contingent cash payment right from nine months to fifteen months following the expiration date of the offer.

On February 23, 2012, CVR issued a press release stating that the Board would review the tender offer and make its recommendation to Shareholders promptly and urging Shareholders to take no action until the Board had issued its recommendation.

On March 1, 2012, CVR filed a Schedule 14D-9 with the SEC and issued a press release announcing that the Board had determined that the tender offer was inadequate and not in the best interests of Shareholders.

On March 6, 2012, CVR issued a press release announcing that (i) its subsidiary, CVR Partners, had filed a registration statement with the SEC in connection with CVR’s plan to sell a portion of the limited partner interests of CVR Partners, and (ii) CVR intended to use the after-tax proceeds of the offering to pay a special dividend to Shareholders and to strengthen its balance sheet.

On March 9, 2012, Mr. Icahn issued a press release confirming his commitment to the tender offer and stating, among other things: “Although the potential strategic buyers we have spoken with are not prepared to make an acquisition of the Company at this time, if we win this proxy contest, our director nominees intend to conduct a full and open process to sell the Company.” On March 9, 2012, the Icahn Parties amended their Schedule 13D to include a copy of this press release.

On March 14, 2012, Mr. Icahn issued a press release regarding a news article that criticized his investment record and stating, among other things: “From our perspective as long-term and highly successful investors in the energy sector, we believe that the only way to release value at CVR is for the company to be sold or broken up at this time. With our tender offer, we are offering shareholders a win-win. If our offer is successful and our board nominees are elected, we believe that a sale of the company in an open auction process is possible, thus giving shareholders an opportunity for greater profit as a result of owning the contingent value right embedded in our offer.” On March 14, 2012, the Icahn Parties amended their Schedule 13D to include a copy of this press release.

Later on March 14, 2012, CVR issued a press release responding to Mr. Icahn and stating, among other things: “We strongly urge shareholders to reject Mr. Icahn's tender offer and encourage him to end his campaign."

On March 16, 2012, Mr. Icahn issued a press release announcing that, as a result of feedback from certain large shareholders of CVR regarding the tender offer: (i) the tender offer had been extended and would now expire at 5:00 p.m., New York City time, on April 2, 2012 (the offer was previously scheduled to expire at 12:00 midnight, New York City time, on March 23, 2012); and (ii) the duration of the contingent value right had been extended from 9 months to 15 months following the expiration of the offer. On March 16, 2012, the Icahn Parties amended their Schedule 13D to include a copy of this press release.

On March 19, 2012, Mr. Icahn issued a press release responding to certain assertions by CVR and stating, among other things: “We wish very much to consummate our tender offer, despite the obfuscations that have been disseminated by the CVR public relations machine. There are no financing or due diligence conditions in our offer. The ultimate decision as to whether our tender offer will be successful is in the hands of the shareholders.” On March 19, 2012, the Icahn Parties amended their Schedule 13D to include a copy of this press release.

Later on March 19, 2012, CVR issued a press release stating that the Board had reaffirmed its rejection of the tender offer, still believed that the offer was inadequate, and continued to recommend that Shareholders not tender.

[UPDATE]

ABOUT THE OFFER

On February 23, 2012, IEP Energy LLC and Icahn Enterprises Holdings LP, as a co-bidder, commenced an offer to purchase all outstanding Shares for $30.00 per Share in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment right for each Share, which represents the contractual right to receive an additional cash payment per Share if a definitive agreement for the sale of the Company is executed within fifteen months following the expiration date of the offer and such transaction closes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 23, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related letter of transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the “Offer”).

The Offer is not conditioned upon the Offeror obtaining financing or any due diligence review. The Offer is conditioned on there being validly tendered in the Offer and not properly withdrawn prior to midnight New York City time, on April 2, 2012 (the “Expiration Date”, unless the Offeror shall have extended the period during which the Offer is open, in which event “Expiration Date” shall mean the time and date at which the Offer, as so extended by the Offeror, shall expire) that number of Shares which, when added to any Shares already owned by the Offeror, its subsidiaries and their affiliates, represents a majority of the issued and outstanding Shares on a fully diluted basis as of the Expiration Date. The Offer is also subject to: (i) the Rights having been redeemed and otherwise made inapplicable to the Offer and the Offeror (the “Poison Pill Condition”); and (ii) the Nominees having been elected and seated as the new board of directors of the Company at the Annual Meeting. The Offeror reserves the right (but is not obligated) to terminate the Offer if, on or prior to April 2, 2012, the current Board of Directors of the Company shall have commenced a process reasonably satisfactory to the Offeror to sell the Company, and the Company shall have publicly announced that: (i) the Company has immediately commenced its process to sell the Company through a nationally recognized investment banker; and (ii) the Company will provide credible potential buyers with the opportunity to conduct typical due diligence (the “Sale Condition”). The Offer is also subject to other customary conditions set forth in the Schedule TO, including the Offer to Purchase.

The election of our Nominees would not, by itself, cause the Poison Pill Condition, the Sale Condition or any other condition included in the Offer to Purchase to be satisfied. However, if elected, the Nominees will constitute the entire board of directors of CVR, replacing the existing Board, and will alone be able to adopt resolutions.

IF THE NOMINEES ARE ELECTED, Mr. Icahn intends to ask the new board to consider taking one or more of the following actions, if and to the extent that such actions are consistent with the fiduciary duties owed by the board to all CVR shareholders:

•	Redeem the Poison Pill that was adopted by the Board on January 13, 2012; and

•	Commence a process to put the Company up for sale.

For a complete description of the terms of the Offer, including conditions of the Offer and certain federal income tax consequences of the Offer, Stockholders are referred to the Schedule TO filed by the Offerors with the SEC, including the Offer to Purchase and the accompanying Letter of Transmittal. Stockholders are advised to read the Schedule TO, including the Offer to Purchase, the letter of Transmittal and other documents filed with the SEC, carefully in their entirety because they contain important information. Stockholders can obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent of the Offer, D.F. King & Co., Inc., at 48 Wall Street, 22nd Floor, New York, New York 10005, or by telephone at (212) 269-5550 or toll-free at (800) 347-4750 .

OTHER PROPOSALS

The Participants and their affiliates know of no other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that the persons named on the enclosed GOLD proxy card will vote that proxy on such other matters in accordance with their judgment.

VOTING PROCEDURES

According to CVR’s Proxy Statement, the By-laws and applicable law, holders of shares of Common Stock, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

According to CVR’s Proxy Statement, directors are elected by plurality vote and cumulative voting is not permitted. Plurality voting means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares of Common Stock not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors.

According to CVR’s Proxy Statement, the affirmative vote of a majority of shares present or represented at the Annual Meeting and entitled to vote is required to adopt Proposal 2 – “Ratification of the Appointment of Independent Registered Public Accounting Firm”, Proposal 3 – “Advisory Vote on Executive Compensation”, and Proposal 4 – “Repeal of New Bylaws Adverse to the Interests of Stockholders”.

A quorum must be present, in person or by proxy, in order for the Company to hold the Annual Meeting. A quorum is the presence by person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The shares of Common Stock represented by a proxy marked “withhold” or “abstain” and broker non-votes (as described below) will be considered present at the Annual Meeting for purposes of determining a quorum.

BROKER NON-VOTES

If you hold your shares of Common Stock through a bank, broker or other nominee and do not provide voting instructions to the record holder of the shares of Common Stock, your shares of Common Stock will not be voted on any proposal because your broker or nominee does not have discretionary authority to vote. In this case, a “broker non-vote” occurs. For a discussion of the treatment of broker non-votes and whether they are deemed to be present or represented for the purpose of determining a quorum at the Annual Meeting, as well as a detailed discussion of Broker Non-Votes, please refer to CVR’s Proxy Statement.

The election of directors at the Annual Meeting is a “non-routine matter” and brokers do not have discretionary authority to vote your shares of Common Stock on “non-routine matters.” Therefore, unless you provide specific voting instructions to your broker, your broker will not have discretionary authority to vote your shares of Common Stock for the election of directors at the Annual Meeting and your shares of Common Stock will not be voted for the election of directors. If your shares of Common Stock are held in street name, your broker or nominee has enclosed a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares of Common Stock by following the instructions provided on the voting instruction card.

UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BROKER HOLDING YOUR SHARES ON YOUR BEHALF, THE BROKER WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES FOR ANY OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT OR FOR THE ELECTION OF DIRECTORS.

As explained in the detailed instructions on your GOLD proxy card, there are four ways you may vote. You may:

1.	Sign, date and return the enclosed GOLD proxy card in the enclosed postage-paid envelope. We recommend that you vote on the GOLD proxy card even if you plan to attend the Annual Meeting;
2.	Vote via the Internet by following the voting instructions on the GOLD proxy card or the voting instructions provided by your broker, bank or other holder of record;
3.	Vote by telephone by following the voting instructions on the GOLD proxy card or the instructions provided by your broker, bank or other holder of record; or
4.
Vote in person by attending the Annual Meeting. Written ballots will be distributed to Stockholders who wish to vote in person at the Annual Meeting. If you hold your shares of Common Stock through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting.

To submit a proxy with voting instructions by telephone please call the telephone number listed on the GOLD proxy card. Proxies may also be submitted over the Internet. Please refer to the GOLD proxy card for the website information. In each case Stockholders will be required to provide the unique control number which has been printed on each Stockholder's GOLD proxy card. In addition to the instructions that appear on the GOLD proxy card, step-by-step instructions will be provided by a recorded telephone message for those Stockholders submitting proxies by telephone or at the designated website for those Stockholders submitting proxies over the Internet. Stockholders submitting their proxies with voting instructions by telephone or over the Internet will receive confirmation on the telephone that their vote by telephone was successfully submitted, and may provide an email address for confirmation that their vote by Internet was successfully submitted.

Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed GOLD proxy and return it in the enclosed self-addressed, postage-paid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares of Common Stock will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED (I) FOR BOB G. ALEXANDER, SUNGHWAN CHO, GEORGE W. HEBARD III, VINCENT J. INTRIERI, SAMUEL MERKSAMER, STEPHEN MONGILLO, DANIEL A. NINIVAGGI, JAMES M. STROCK AND GLENN R. ZANDER FOR DIRECTORS; (II) FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS, (V) FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (VI) AGAINST THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND (VII) IN THE PROXY HOLDERS' DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.
Stockholders call toll-free: (800) 347-4750
Banks and Brokerage Firms call: (212) 269-5550

PROXY PROCEDURES

IN ORDER TO SUPPORT THE NOMINEES AND VOTE AS RECOMMENDED BY THE PARTICIPANTS AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR USE THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET.

The accompanying GOLD proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Stockholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares of Common Stock after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares of Common Stock on the GOLD proxy card, even if you sell such shares of Common Stock after the Record Date.

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES OF COMMON STOCK AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IF YOU WISH TO SUPPORT THE NOMINEES AND VOTE AS RECOMMENDED BY THE PARTICIPANTS AT THE ANNUAL MEETING PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE GOLD PROXY CARD AS SOON AS POSSIBLE.

REVOCATION OF PROXIES

Any Stockholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual Meeting by:

•	submitting a properly executed, subsequently dated GOLD proxy card that will revoke all prior proxy cards, including any white proxy cards which you may have submitted to CVR;
• submitting a properly executed, subsequently dated WHITE proxy card that will revoke all prior proxy cards, including any gold proxy cards which you may have submitted to CVR;
•	instructing the Participants by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD proxy card);

•	attending the Annual Meeting and withdrawing his or her proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or

•
delivering written notice of revocation either to the Participants c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, or the Corporate Secretary of CVR at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

IF YOU PREVIOUSLY SIGNED AND RETURNED A WHITE PROXY CARD TO CVR, WE URGE YOU TO REVOKE IT BY (1) MARKING, SIGNING, DATING AND RETURNING THE GOLD PROXY CARD, (2) INSTRUCTING US BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR SHARES OF COMMON STOCK VOTED WITH RESPECT TO THE GOLD PROXY CARD, (3) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON OR (4) DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE PARTICIPANTS OR TO THE CORPORATE SECRETARY OF THE COMPANY.

If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote the shares of Common Stock in its name at the meeting. Contact D.F. King & Co., Inc. at the number shown in this Proxy Statement for assistance or if you have any questions.

Although a revocation is effective if delivered to CVR, the Participants request that either the original or a copy of any revocation be mailed to the Participants c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, so that the Participants will be aware of all revocations.

In the event of a binding order by a court of competent jurisdiction enjoining the Participants ability to vote on a matter, the Participants would adhere to such an order.

COST AND METHOD OF SOLICITATION

Solicitation of proxies will be made by Messrs. Icahn, Cho, Hebard, Intrieri, Merksamer and Ninivaggi.

Icahn Capital has retained D.F. King & Co., Inc. (“D.F. King”) to conduct the solicitation, for which D.F. King is to receive a fee of up to $100,000. Icahn Capital has agreed to indemnify D.F. King against certain liabilities and expenses, including certain liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to D.F. King pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that D.F. King will employ up to 100 persons to solicit proxies from CVR’s Stockholders for the Annual Meeting. The total expenditures in furtherance of, or in connection with, the solicitation of proxies is approximately $[______] to date, and is estimated to be approximately $[______] in total.

The Participants will pay all costs associated with this solicitation. The Participants do not intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that any of the Nominees are elected to the Board of Directors of CVR.

ADDITIONAL INFORMATION

Certain information regarding the securities of CVR held by CVR’s directors, management and 5% Stockholders is contained in CVR’s Proxy Statement. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Stockholders of CVR must be received by CVR for inclusion in the CVR’s Proxy Statement and form of proxy for that meeting is also contained in CVR’s Proxy Statement. This information is expected to be contained in CVR’s public filings. The Participants take no responsibility for the accuracy or completeness of such information contained in CVR’s public filings.

Date: [_________], 2012

CARL C. ICAHN
BOB G. ALEXANDER
SUNGHWAN CHO
GEORGE W. HEBARD III
VINCENT J. INTRIERI
SAMUEL MERKSAMER
STEPHEN MONGILLO
DANIEL A. NINIVAGGI
JAMES M. STROCK
GLENN R. ZANDER
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II L.P.
ICAHN PARTNERS MASTER FUND III L.P.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
ICAHN CAPITAL L.P.
IPH GP LLC
ICAHN ENTERPRISES HOLDINGS L.P.
ICAHN ENTERPRISES G.P. INC.
BECKTON CORP.

ANNEX A

SECURITY OWNERSHIP OF THE PARTICIPANTS

(1) Title of Class	(2) Name of Beneficial Owner1	(3) Amount of Beneficial Ownership	(4) Percent of Class2
Common Stock, par value $0.01 per share (“Shares”)	High River	2,516,845	[____]%
Shares	Icahn Partners	3,928,395	[____]%
Shares	Icahn Master	4,089,286	[____]%
Shares	Icahn Master II	1,423,232	[____]%
Shares	Icahn Master III	626,469	[____]%

1 Please note that each Holder listed in this table is, as of the date of this Notice, the direct beneficial owner of the Shares set forth under the heading “(3) Amount of Beneficial Ownership” and that indirect beneficial ownership of Shares is described below in the text of this Annex A under the heading “Description of Beneficial Ownership and Beneficial Owners.”

2 Please note that percentages of ownership set forth in this column were calculated based on the [___________] Shares stated to be outstanding as of the Record Date according to the proxy statement of CVR filed with the Securities and Exchange Commission for the Annual Meeting.

Description of Beneficial Ownership and Beneficial Owners

Barberry Corp., a Delaware corporation (“Barberry”), is the sole member of Hopper Investments LLC, a Delaware limited liability company (“Hopper”), which is the general partner of High River Limited Partnership (“High River”). Beckton Corp., a Delaware corporation (“Beckton”) is the sole stockholder of Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”), which is the general partner of Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Holdings”). Icahn Holdings is the sole member of IPH GP LLC, a Delaware limited liability company (“IPH”), which is the general partner of Icahn Capital L.P., a Delaware limited partnership (“Icahn Capital”). Icahn Capital is the general partner of each of Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”) and Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”). Icahn Onshore is the general partner of Icahn Partners LP, a Delaware limited partnership (“Icahn Partners”). Icahn Offshore is the general partner of each of Icahn Partners Master Fund LP, a Cayman Islands exempted limited partnership (“Icahn Master”), Icahn Partners Master Fund II LP, a Cayman Islands exempted limited partnership (“Icahn Master II”) and Icahn Master Fund III LP, a Cayman Islands exempted limited partnership (“Icahn Master III”, and together with High River, Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, the “Direct Beneficial Owners”). Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn (“Mr. Icahn,” and collectively with Barberry, Hopper, Beckton, Icahn Enterprises GP, Icahn Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore, the “Beneficial Owners” and each of them a “Beneficial Owner.” As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Direct Beneficial Owners. In addition, Mr. Icahn is the indirect holder of approximately 93.0% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Holdings.

The principal business address of each of (i) Icahn Offshore, Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601 and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Barberry is primarily engaged in the business of serving as the sole member of Hopper and investing in securities. Hopper is primarily engaged in the business of serving as the general partner of High River and investing in securities. Icahn Offshore is primarily engaged in the business of serving as the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Offshore and Icahn Onshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises L.P. and Icahn Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP. Mr. Carl C. Icahn is primarily engaged in serving as (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., through which Mr. Icahn manages various private investment funds, including Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, (ii) Chairman of the Board of Icahn Enterprises GP, the general partner of Icahn Enterprises L.P., a New York Stock Exchange listed diversified holding company engaged in a variety of businesses, including investment management, automotive, casino gaming, railcar, food packaging, metals, real estate and home fashion, and (iii) Chairman of the Board and a director of Starfire Holding Corporation ("Starfire"), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire's subsidiaries.

The Direct Beneficial Owners and the Beneficial Owners may be deemed to beneficially own, in the aggregate, 12,584,227 Shares, representing approximately [____]% of the Corporation’s outstanding Shares (based upon the [_____________] Shares stated to be outstanding as of the Record Date according to the proxy statement of CVR filed with the Securities and Exchange Commission for the Annual Meeting).

High River has sole voting power and sole dispositive power with regard to 2,516,845 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 3,928,395 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 4,089,286 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and sole dispositive power with regard to 1,423,232 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and sole dispositive power with regard to 626,469 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the 2,516,845 Shares which High River directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the 3,928,395 Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own the 5,688,046 Shares which Icahn Master, Icahn Master II and Icahn Master III directly beneficially own.

Two Year Summary Table:

The following table indicates the date of each purchase and sale of Shares, as well as the exercise of call options, by Mr. Icahn and his affiliates within the past two years, and the number of shares in each such purchase and sale, or exercise of call options.

Name	Date	Shares Purchased/Call Options Exercised
High River	12/05/2011	145,898
High River	12/06/2011	144,102
High River	12/07/2011	140,000
High River	12/08/2011	140,000
High River	12/09/2011	108,988
High River	12/05/2011	87,000
High River	02/06/2012	386,975*
High River	02/06/2012	1,363,882*
Icahn Partners	12/05/2011	229,090
Icahn Partners	12/06/2011	226,271
Icahn Partners	12/07/2011	219,829
Icahn Partners	12/08/2011	219,829
Icahn Partners	12/09/2011	171,133
Icahn Partners	12/05/2011	136,609
Icahn Partners	02/06/2012	604,006*
Icahn Partners	02/06/2012	2,121,628*
Icahn Master	12/05/2011	238,365
Icahn Master	12/06/2011	235,431
Icahn Master	12/07/2011	228,730
Icahn Master	12/08/2011	228,729
Icahn Master	12/09/2011	178,062
Icahn Master	12/05/2011	142,139
Icahn Master	02/06/2012	628,745*
Icahn Master	02/06/2012	2,209,085*
Icahn Master II	12/05/2011	80,641
Icahn Master II	12/06/2011	79,650
Icahn Master II	12/07/2011	77,381
Icahn Master II	12/08/2011	77,382
Icahn Master II	12/09/2011	60,240
Icahn Master II	12/05/2011	48,088
Icahn Master II	02/06/2012	218,829*
Icahn Master II	02/06/2012	781,021*
Icahn Master III	12/05/2011	35,494
Icahn Master III	12/06/2011	35,058
Icahn Master III	12/07/2011	34,060
Icahn Master III	12/08/2011	34,060
Icahn Master III	12/09/2011	26,516
Icahn Master III	12/05/2011	21,164
Icahn Master III	02/06/2012	96,322*
Icahn Master III	02/06/2012	343,795*

* The Direct Beneficial Owner acquired these Shares upon the exercise of call options as described on Attachment I-A to this Annex A.

Shares purchased by each of the Direct Beneficial Owners are maintained in margin accounts that include positions in securities in addition to the Shares. As of [_______], 2012, the indebtedness of (i) High River’s margin account was approximately $[_____] million, (ii) Icahn Partners’ margin account was approximately $[_____] million, (iii) Icahn Master’s margin account was approximately $[_____] million, (iv) Icahn Master II’s margin account was approximately $[_____] million, and (v) Icahn Master III’s margin account was approximately $[_____] million.

ANNEX A
Attachment 1-A

The following are American call options purchased by the Direct Beneficial Owners, which were written by UBS AG with a $12.00 strike price and an expiration date of December 12, 2013, and which provided for physical settlement. These are further described in the chart set forth below. On February 6, 2012, the Direct Beneficial Owners exercised all of their respective call options.

NAME	DATE	Quantity	Option Premium Paid ($)
High River	12/12/2011	53,000	338,511.00
High River	12/13/2011	40,000	271,432.00
High River	01/03/2012	240,000	1,834,272.00
High River	01/04/2012	145,180	1,153,063.11
High River	01/05/2012	248,681	2,009,466.82
High River	01/06/2012	140,000	1,222,032.00
High River	01/09/2012	97,021	847,769.50
High River	01/10/2012	200,000	1,791,900.00
High River	01/11/2012	200,000	1,982,300.00
Icahn Partners	12/12/2011	83,222	531,538.91
Icahn Partners	12/13/2011	62,807	426,195.74
Icahn Partners	01/03/2012	366,556	2,801,514.20
Icahn Partners	01/04/2012	226,603	1,799,749.01
Icahn Partners	01/05/2012	388,151	3,136,454.16
Icahn Partners	01/06/2012	218,519	1,907,408.65
Icahn Partners	01/09/2012	151,434	1,323,230.29
Icahn Partners	01/10/2012	312,168	2,796,869.20
Icahn Partners	01/11/2012	312,168	3,094,053.13
Icahn Master	12/12/2011	86,591	553,056.72
Icahn Master	12/13/2011	65,350	443,452.03
Icahn Master	01/03/2012	382,201	2,921,085.80
Icahn Master	01/04/2012	235,884	1,873,461.49
Icahn Master	01/05/2012	404,048	3,264,909.86
Icahn Master	01/06/2012	227,466	1,985,505.22
Icahn Master	01/09/2012	157,638	1,377,440.84
Icahn Master	01/10/2012	324,953	2,911,416.40
Icahn Master	01/11/2012	324,954	3,220,781.57
Icahn Master II	12/12/2011	29,292	187,088.00
Icahn Master II	12/13/2011	22,110	150,034.04
Icahn Master II	01/03/2012	146,674	1,121,000.05
Icahn Master II	01/04/2012	82,096	652,031.06
Icahn Master II	01/05/2012	140,625	1,136,320.31
Icahn Master II	01/06/2012	79,168	691,041.64
Icahn Master II	01/09/2012	54,864	479,401.63
Icahn Master II	01/10/2012	113,096	1,013,283.61
Icahn Master II	01/11/2012	113,096	1,120,951.00
Icahn Master III	12/12/2011	12,895	82,360.36
Icahn Master III	12/13/2011	9,733	66,046.19
Icahn Master III	01/03/2012	64,569	493,487.95
Icahn Master III	01/04/2012	36,137	287,010.90
Icahn Master III	01/05/2012	61,899	500,174.87
Icahn Master III	01/06/2012	34,847	304,172.49
Icahn Master III	01/09/2012	24,150	211,022.70
Icahn Master III	01/10/2012	49,783	446,030.79
Icahn Master III	01/11/2012	49,782	493,414.29

The following are American call options purchased by the Direct Beneficial Owners, which were written by Societe Generale with a $14.00 strike price and an expiration date of April 11, 2012, and which provided for physical settlement. These are further described in the chart set forth below. On February 6, 2012, the Direct Beneficial Owners exercised all of their respective call options.

NAME	DATE	Quantity	Option Premium Paid ($)
High River	01/11/2012	20,000	148,200.00
High River	01/12/2012	366,975	2,981,671.88
Icahn Partners	01/11/2012	31,216	231,310.56
Icahn Partners	01/12/2012	572,790	4,653,918.75
Icahn Master	01/11/2012	32,495	240,787.95
Icahn Master	01/12/2012	596,250	4,844,531.25
Icahn Master II	01/11/2012	11,310	83,807.10
Icahn Master II	01/12/2012	207,519	1,686,091.88
Icahn Master III	01/11/2012	4,979	36,894.39
Icahn Master III	01/12/2012	91,343	742,161.88

ANNEX A
Attachment 1-B

The following are European put options which were written by the Direct Beneficial Owners to UBS AG and had a $12.00 strike price and an expiration date of the earlier of December 12, 2013 or the date on which the corresponding American style call option described in Annex A, Attachment 1-A is exercised, and provided for cash settlement only and are further described in the chart set forth below. On February 6, 2012, the Direct Beneficial Owners exercised all of the call options described in Annex A Attachment 1-A, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

NAME	DATE	Quantity	Option Premium Received ($)
High River	12/12/2011	53,000	530.00
High River	12/13/2011	40,000	400.00
High River	01/03/2012	240,000	2,400.00
High River	01/04/2012	145,180	1,451.80
High River	01/05/2012	248,681	2,486.81
High River	01/06/2012	140,000	1,400.00
High River	01/09/2012	97,021	970.21
High River	01/10/2012	200,000	2,000.00
High River	01/11/2012	200,000	2,000.00
Icahn Partners	12/12/2011	83,222	832.22
Icahn Partners	12/13/2011	62,807	628.07
Icahn Partners	01/03/2012	366,556	3,665.56
Icahn Partners	01/04/2012	226,603	2,266.03
Icahn Partners	01/05/2012	388,151	3,881.51
Icahn Partners	01/06/2012	218,519	2,185.19
Icahn Partners	01/09/2012	151,434	1,514.34
Icahn Partners	01/10/2012	312,168	3,121.68
Icahn Partners	01/11/2012	312,168	3,121.68
Icahn Master	12/12/2011	86,591	865.91
Icahn Master	12/13/2011	65,350	653.50
Icahn Master	01/03/2012	382,201	3,822.01
Icahn Master	01/04/2012	235,884	2,358.84
Icahn Master	01/05/2012	404,048	4,040.48
Icahn Master	01/06/2012	227,466	2,274.66
Icahn Master	01/09/2012	157,638	1,576.38
Icahn Master	01/10/2012	324,953	3,249.53
Icahn Master	01/11/2012	324,954	3,249.54
Icahn Master II	12/12/2011	29,292	292.92
Icahn Master II	12/13/2011	22,110	221.10
Icahn Master II	01/03/2012	146,674	1,466.74
Icahn Master II	01/04/2012	82,096	820.96
Icahn Master II	01/05/2012	140,625	1,406.25
Icahn Master II	01/06/2012	79,168	791.68
Icahn Master II	01/09/2012	54,864	548.64
Icahn Master II	01/10/2012	113,096	1,130.96
Icahn Master II	01/11/2012	113,096	1,130.96
Icahn Master III	12/12/2011	12,895	128.95
Icahn Master III	12/13/2011	9,733	97.33
Icahn Master III	01/03/2012	64,569	645.69
Icahn Master III	01/04/2012	36,137	361.37
Icahn Master III	01/05/2012	61,899	618.99
Icahn Master III	01/06/2012	34,847	348.47
Icahn Master III	01/09/2012	24,150	241.50
Icahn Master III	01/10/2012	49,783	497.83
Icahn Master III	01/11/2012	49,782	497.82

The following are European put options which were written by the Direct Beneficial Owners to Societe Generale and had a $14.00 strike price and an expiration date of the earlier of April 11, 2012 or the date on which the corresponding American style call option described in Annex A, Attachment 1-A is exercised, and provided for cash settlement only and are further described in the chart set forth below. On February 6, 2012, the Direct Beneficial Owners exercised all of the call options described in Annex A Attachment 1-A, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

NAME	DATE	Quantity	Option Premium Received ($)
High River	01/11/2012	20,000	200.00
High River	01/12/2012	366,975	3,669.75
Icahn Partners	01/11/2012	31,216	312.16
Icahn Partners	01/12/2012	572,790	5,727.90
Icahn Master	01/11/2012	32,495	324.95
Icahn Master	01/12/2012	596,250	5,962.50
Icahn Master II	01/11/2012	11,310	113.10
Icahn Master II	01/12/2012	207,519	2,075.19
Icahn Master III	01/11/2012	4,979	49.79
Icahn Master III	01/12/2012	91,343	913.43

ANNEX B

[FORM OF NOMINEE AGREEMENT]

ICAHN CAPITAL LP

February __, 2012

To the undersigned potential nominee:

This will confirm our understanding as follows:

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) to stand for election as directors of CVR Energy, Inc. (“CVR”) in connection with a proxy contest with management of CVR in respect of the election of directors of CVR at the 2012 Annual Meeting of Stockholders of CVR (the “Annual Meeting”), expected to be held on or about May 18, 2012, or a special meeting of stockholders of CVR called for a similar purpose (the “Proxy Contest”).

Icahn Capital LP (“Icahn”) agrees to pay the costs of the Proxy Contest.

In addition, upon our filing of a preliminary proxy statement with the SEC, which indicates that Icahn, or an affiliate thereof, intends to nominate you for election at the Annual Meeting, you will be entitled to be paid $25,000 by Icahn unless you are elected to serve as a director of CVR at the Annual Meeting or a special meeting of stockholders of CVR called for a similar purpose or in connection with a settlement of the Proxy Contest by Icahn and CVR, in which case you will not receive any payment from Icahn in connection with the Proxy Contest. Payment to you pursuant to this paragraph, if any, will be made by Icahn, subject to the terms hereof, upon the earliest of (i) the certification of the results of the election in respect of the Proxy Contest, (ii) the settlement of the Proxy Contest by Icahn and CVR, or (iii) the withdrawal of the Proxy Contest by Icahn.

You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to CVR and for use in creating the proxy material to be sent to stockholders of CVR and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Jesse A. Lynn, Assistant General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, Suite 4700, New York, NY 10153, Tel: (212) 702-4331, Fax: (917) 591-3310, Email: jlynn@sfire.com and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the attached instrument directed to CVR informing CVR that you consent to being nominated by Icahn, or an affiliate thereof, for election as a director of CVR and, if elected, consent to serving as a director of CVR. Upon being notified that we have chosen you, we may forward that consent and your completed questionnaire (or summaries thereof) to CVR.

Icahn hereby agrees that, so long as you actually serve on the Slate, Icahn will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of CVR on the Slate (a “Proceeding”) or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys’ costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Icahn is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to CVR’s Board of Directors or for any actions taken by you as a director of CVR, if you are elected. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify Icahn in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn. Icahn shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

Each of us recognizes that should you be elected to the Board of Directors of CVR all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of CVR and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of CVR.

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

ICAHN CAPITAL LP

By: __________________________
 Name: Edward E. Mattner
 Title: Authorized Signatory

Agreed to and Accepted as
of the date first above written:

__________________________
Name:

IMPORTANT

1.           If your shares of Common Stock are held in your own name, please mark, date and mail the enclosed GOLD proxy card to our Proxy Solicitor, D.F. King & Co., Inc., in the postage-paid envelope provided.

2.           If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares of Common Stock.

3.           If you have already submitted a white proxy card to CVR for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominees and FOR Proposal 4 by marking, signing, dating and returning the enclosed GOLD proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to CVR. You may also submit your later-dated proxy by using the enclosed GOLD proxy card to vote by telephone or by Internet. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.
Stockholders call toll-free: (800) 347-4750
Banks and Brokerage Firms call: (212) 269-5550

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]
CVR ENERGY, INC.
ANNUAL MEETING OF SHAREHOLDERS
[____________], 2012
                                                                                                                                                GOLD PROXY CARD                                                                                                GOLD PROXY CARD
This proxy is solicited by:
CARL C. ICAHN, BOB G. ALEXANDER, SUNGHWAN CHO, GEORGE W. HEBARD III, VINCENT J. INTRIERI, SAMUEL MERKSAMER, STEPHEN MONGILLO, DANIEL A. NINIVAGGI, JAMES M. STROCK, GLENN R. ZANDER, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP AND BECKTON CORP. (the “Participants”)
VOTING CONTROL NUMBER: ________________

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES TO CAST YOUR VOTES.
YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE
YOUR SHARES IN THE SAME MANNER AS IF YOU HAD RETURNED YOUR PROXY CARD.
WE ENCOURAGE YOU TO USE THESE COST EFFECTIVE AND CONVENIENT WAYS OF
VOTING, 24 HOURS A DAY, 7 DAYS A WEEK.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. Call toll-free using a touch-tone telephone: 1-800-218-2910. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 9:00 a.m. (Central Time) on [______], 2012.

Visit the Internet voting Web site at www.firstcoastresults.com/cvr.html. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 9:00 a.m. (Central Time) on [______], 2012.

Simply sign and date your proxy card and return it in the postage-paid envelope to D.F. King & Co., Inc., c/o First Coast Results, Inc., Independent Tabulator, PO Box 3672, Ponte Vedra Beach, Florida 32004-9911. If you are voting by telephone or the Internet, please do not mail your proxy card.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

Your vote, whether by Internet, telephone or mail, must be received no later than 9:00 a.m. (Central Time) on [_________], 2012 to be included in the voting results.
Detach Here

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]
CVR ENERGY, INC.
ANNUAL MEETING OF SHAREHOLDERS
[_________], 2012
                                                                                                                                                   GOLD PROXY CARD                                                                                                 GOLD PROXY CARD
This proxy is solicited by:

CARL C. ICAHN, BOB G. ALEXANDER, SUNGHWAN CHO, GEORGE W. HEBARD III, VINCENT J. INTRIERI, SAMUEL MERKSAMER, STEPHEN MONGILLO, DANIEL A. NINIVAGGI, JAMES M. STROCK, GLENN R. ZANDER, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP AND BECKTON CORP. (the “Participants”)

The undersigned hereby appoints and constitutes each of George W. Hebard III and Vincent J. Intrieri (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of CVR Energy, Inc. ("CVR") to be held at [__________________], on [_________], 2012, at [____] a.m. (Central Time), and at any adjournment or postponement or continuations thereof (the “Annual Meeting”), hereby revoking any proxies previously given, to vote all shares of Common Stock of CVR held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting (provided, however, that the persons named above will be permitted to use such discretionary authority only for matters which they do not know, a reasonable time before the solicitation, are to be presented at the meeting).

IF NO DIRECTION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED (I) FOR BOB G. ALEXANDER, SUNGHWAN CHO, GEORGE W. HEBARD III, VINCENT J. INTRIERI, SAMUEL MERKSAMER, STEPHEN MONGILLO, DANIEL A. NINIVAGGI, JAMES M. STROCK AND GLENN R. ZANDER FOR DIRECTORS; (II) FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS, (V) FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (VI) AGAINST THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND (VII) IN THE PROXY HOLDERS' DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge online at www.dfking.com/cvr.
SIGN, DATE AND MAIL YOUR PROXY TODAY
UNLESS YOU HAVE VOTED BY TELEPHONE OR BY INTERNET,
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET, TELEPHONE OR MAIL, MUST BE RECEIVED NO LATER THAN 9:00 A.M. (CENTRAL TIME), ON [________], 2012, TO BE INCLUDED IN THE VOTING RESULTS.
[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]

[X]           PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE PARTICIPANTS RECOMMEND A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW.

1.           Election of directors -- Nominees:                                                                                     [ ]                      [ ]                      [ ]
(01) Bob G. Alexander                                                                                             FOR ALL          WITHHELD        FOR ALL
                (02) Sunghwan Cho                                                                                              NOMINEES          FROM ALL       EXCEPT
(03) George W. Hebard III                                                                                                                  NOMINEES
(04) Vincent J. Intrieri
(05) Samuel Merksamer
(06) Stephen Mongillo
(07) Daniel A. Ninivaggi
(08) James M. Strock
(09) Glenn R. Zander

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES WILL BE THEN VOTED FOR THE REMAINING NOMINEE(S).
_______________________________________________________________________________

THE PARTICIPANTS RECOMMEND A VOTE “FOR” IN PROPOSAL 2 BELOW; “AGAINST” IN PROPOSAL 3 BELOW; AND “FOR” IN PROPOSAL 4 BELOW.

2.	Ratification of the appointment of independent registered public	[ ]	[ ]	[ ]
accounting firm	FOR	AGAINST	ABSTAIN

3.	Advisory vote on executive compensation to vote to approve, on and advusory basis,	[ ]	[ ]	[ ]
the compensation of the Company’s named	FOR	AGAINST	ABSTAIN
executive officers.

4.           Repeal of new bylaws adverse to the interests of stockholders                                  [ ]                     [ ]                  [ ]
FOR	AGAINST	ABSTAIN

Please be sure to sign and date this Proxy.

------------------------------------------------------------------------ ------------------
Signature(s) of Stockholder(s)	Date

------------------------------------------------------------------------ ------------------
Signature(s) if held jointly	Date

--------------------------------------------------------------------------------------------
Title, if any

Please sign exactly as your name(s) appear on this proxy. When
Shares are held jointly, each holder should sign. When signing as
Executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.